
                                                              EXHIBIT 12(a)
                                                  WELLS FARGO & COMPANY AND SUBSIDIARIES
                                            COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Year ended December 31,
                                                              ---------------------------------------------------------------------
(in millions)                                                    1996           1995            1994           1993            1992
-----------------------------------------------------------------------------------------------------------------------------------

EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
   Income before income tax expense                             $1,979         $1,777         $1,454         $1,038          $  500
   Fixed charges                                                 2,130          1,496          1,214          1,157           1,505
                                                               -------        -------        -------        -------         -------
                                                                $4,109         $3,273         $2,668         $2,195          $2,005
                                                               -------        -------        -------        -------         -------
                                                               -------        -------        -------        -------         -------

Fixed charges (1):
   Interest expense                                             $2,002         $1,431         $1,155         $1,104          $1,454
   Estimated interest component of net rental expense              128             65             59             53              51
                                                               -------        -------        -------        -------         -------
                                                                $2,130         $1,496         $1,214         $1,157          $1,505
                                                               -------        -------        -------        -------         -------
                                                               -------        -------        -------        -------         -------

Ratio of earnings to fixed charges (2)                            1.93           2.19           2.20           1.90            1.33
                                                               -------        -------        -------        -------         -------
                                                               -------        -------        -------        -------         -------

EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
   Income before income tax expense                             $1,979         $1,777         $1,454         $1,038          $  500
   Fixed charges                                                   544            499            360            294             320
                                                               -------        -------        -------        -------         -------
                                                                $2,523         $2,276         $1,814         $1,332          $  820
                                                               -------        -------        -------        -------         -------
                                                               -------        -------        -------        -------         -------

Fixed charges:
   Interest expense                                             $2,002         $1,431         $1,155         $1,104          $1,454
   Less interest on deposits                                     1,586            997            854            863           1,185
   Estimated interest component of net rental expense              128             65             59             53              51
                                                               -------        -------        -------        -------         -------
                                                                $  544         $  499         $  360         $  294          $  320
                                                               -------        -------        -------        -------         -------
                                                               -------        -------        -------        -------         -------

Ratio of earnings to fixed charges (2)                            4.64           4.56           5.04           4.53            2.56
                                                               -------        -------        -------        -------         -------
                                                               -------        -------        -------        -------         -------
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(1)  As defined in Item 503(d) of Regulation S-K.
(2)  These computations are included herein in compliance with Securities and
     Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors.  First, even if there were no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the
     proportion of income which is tax-exempt.   Second, even if there were no
     change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.
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

                                                           EXHIBIT 12(b)
                                              WELLS FARGO & COMPANY AND SUBSIDIARIES
                                         COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                                      AND PREFERRED DIVIDENDS

-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                             Year ended December 31,
                                                                           --------------------------------------------------------
(in millions)                                                                   1996        1995        1994        1993       1992
-----------------------------------------------------------------------------------------------------------------------------------

EARNINGS, INCLUDING INTEREST ON DEPOSITS (1):
   Income before income tax expense                                          $1,979       $1,777       $1,454      $1,038    $  500
   Fixed charges                                                              2,130        1,496        1,214       1,157     1,505
                                                                            -------      -------      -------     -------   -------
                                                                             $4,109       $3,273       $2,668      $2,195    $2,005
                                                                            -------      -------      -------     -------   -------
                                                                            -------      -------      -------     -------   -------

Preferred dividend requirement                                               $   67       $   42       $   43      $   50    $   48
Ratio of income before income tax expense to net income                        1.85         1.72         1.73        1.70      1.77
                                                                            -------      -------      -------     -------   -------

Preferred dividends (2)                                                      $  124       $   72       $   74      $   85    $   85
                                                                            -------      -------      -------     -------   -------
Fixed charges (1):
   Interest expense                                                           2,002        1,431        1,155       1,104     1,454
   Estimated interest component of net rental expense                           128           65           59          53        51
                                                                           --------      -------      -------     -------   -------
                                                                              2,130        1,496        1,214       1,157     1,505
                                                                           --------      -------      -------     -------   -------
   Fixed charges and preferred dividends                                     $2,254       $1,568       $1,288      $1,242    $1,590
                                                                            -------      -------      -------     -------   -------
                                                                            -------      -------      -------     -------   -------
Ratio of earnings to fixed charges and preferred dividends (3)                 1.82         2.09         2.07        1.77      1.26
                                                                            -------      -------      -------     -------   -------
                                                                            -------      -------      -------     -------
-------
EARNINGS, EXCLUDING INTEREST ON DEPOSITS:
   Income before income tax expense                                          $1,979       $1,777       $1,454      $1,038    $  500
   Fixed charges                                                                544          499          360         294       320
                                                                            -------      -------      -------     -------   -------
                                                                             $2,523       $2,276       $1,814      $1,332    $  820
                                                                            -------      -------      -------     -------   -------
                                                                            -------      -------      -------     -------   -------
Preferred dividends (2)                                                      $  124       $   72       $   74      $   85    $   85
                                                                            -------      -------      -------     -------   -------
Fixed charges:
   Interest expense                                                           2,002        1,431        1,155       1,104     1,454
   Less interest on deposits                                                  1,586          997          854         863     1,185
   Estimated interest component of net rental expense                           128           65           59          53        51
                                                                            -------      -------      -------     -------   -------
                                                                                544          499          360         294       320
                                                                            -------      -------      -------     -------   -------
   Fixed charges and preferred dividends                                     $  668       $  571       $  434      $  379    $  405
                                                                            -------      -------      -------     -------   -------
                                                                            -------      -------      -------     -------   -------


Ratio of earnings to fixed charges and preferred dividends (3)                  3.78        3.99         4.18        3.51      2.02
                                                                             -------     -------      -------     -------   -------
                                                                             -------     -------      -------     -------   -------
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

(1)  As defined in Item 503(d) of Regulation S-K.
(2) The preferred dividends were increased to amounts representing the pretax earnings that would be required to cover such dividend requirements.
(3) These computations are included herein in compliance with Securities and Exchange Commission regulations. However, management believes that fixed charge ratios are not meaningful measures for the business of the Company because of two factors. First, even if there was no change in net income, the ratios would decline with an increase in the proportion of income which is tax-exempt or, conversely, they would increase with a decrease in the proportion of income which is tax-exempt. Second, even if there was no change in net income, the ratios would decline if interest income and interest expense increase by the same amount due to an increase in the level of interest rates or, conversely, they would increase if interest income and interest expense decrease by the same amount due to a decrease in the level of interest rates.